Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 6, 2014, with respect to the consolidated financial statements and schedule listed in the index appearing under Schedule I in the Annual Report of China Finance Online Co. Limited (the “Company”) on Form 20-F for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statements of the Company on Form S-8 (File No. 333-157670).

/s/ GRANT THORNTON

Beijing, People’s Republic of China

August 7, 2014